                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
               PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

        Filed by the Registrant [X]

        Filed by a Party other than the Registrant [ ]

        Check the appropriate box:

         [ ]      Preliminary Proxy Statement     [ ] Confidential, for Use of
                                                      the Commission Only (as
                                                      permitted by Rule 14a.6)

         [ ]      Definitive Proxy Statement

         [X]      Definitive Additional Materials

         [ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         TRIPLE-S MANAGEMENT CORPORATION
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.

         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)
(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:


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         [ ]      Fee paid previously with preliminary materials:

         [ ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date File:


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April 16, 2004



My fellow Shareholder:

It is important that you express your opinion regarding the matters to be considered at the Annual Meeting of Shareholders to be held on April 25. We present the answers to the questions ask for some of our fellow shareholders.

WHAT MATTERS ARE YOU GOING TO CONSIDER AND VOTE ON NEXT APRIL 25?

         You are going to act upon the election of 8 directors and 4 resolutions.

WHAT MATTERS ARE CONSIDERED IN THE RESOLUTIONS?

         The Board of Directors recommends that you vote in favor of Resolutions 1, 2 and 3, since they are very important for you and the development of Triple-S Management.

         - NUMBER 1 was discussed in detail in our letter previously sent to you. Nevertheless, we want to recall it again. This Resolution is presented by the Board of Directors to allow a Shareholder to transfer his or her shares to another physician or dentist, provided no payment is involved and that the 21 share limit requirement is complied with. The Board of Directors is asking for a vote IN FAVOR of the Resolution Number 1.

         - NUMBER 2 proposes some amendments to promote that the Board of Directors performs its duties in accordance with the new corporate governance practices pursuant to the Sarbanes-Oxley Act requirements. These changes ensure that decisions are taken following the best corporate business practices. This Resolution is presented by the Board of Directors. The Board of Directors is asking for a vote IN FAVOR of the Resolution Number 2.

         -        NUMBER 3 was also discussed in detail in our previous letter.
                  This Resolution will allow the approval of some amendments to the Articles of Incorporation and By-laws if the affirmative vote requirement of 3/4 voting shares is reduced to 2/3. Recently, some proposals, that were necessary and supported by the majority of the Shareholders, could not be approved since they did not meet the extraordinary affirmative vote requirement. This Resolution is presented by our fellow shareholder, Dr. Leslie H. Lopez Velez. The Board of Directors is asking for a vote IN FAVOR of the Resolution Number 3.

         - NUMBER 4 presented by Guillermo J. Fernandez Marti, MD, requests that Triple-C takes the necessary steps to obtain the National Committee of Quality Assurance's (NCQA) accreditation within a time frame of no more than six (6) months. The Board of Directors is asking for a vote against this resolution. The reasons to request a vote against are explained in detail in the Proxy Statement. The Board of Directors is asking for a vote AGAINST the Resolution Number 4.



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HOW CAN YOU EXPRESS YOUR OPINION REGARDING THE MATTERS TO BE CONSIDERED ON

         APRIL 25? You should send your proxy to the Board or may vote in person.

WHERE CAN YOU CALL IF YOU NEED TO GET MORE INFORMATION?

         If you would like more information please contact Rosa Gonzalez, who heads the Office of Shareholders Services and Relations, at telephone
         (787) 277-6621 or at 1-800-350-8552.


TRIPLE-S COUNTS ON YOU.


/s/ Dr. Fernando J. Ysern-Borras
------------------------------------
Dr. Fernando J. Ysern-Borras
Chairman of the Board of Directors


                             YOUR VOTE IS IMPORTANT.
  WE STRONGLY ENCOURAGE YOU TO SEND IN THE PROXY THE BOARD HAS REQUESTED AT THE
               FOLLOWING FAXES: (787) 749-4191 OR (787) 706-4023